Exhibit 99.1

Charles & Colvard to Open First Brick & Mortar Signature Showroom in Morrisville, NC

RESEARCH TRIANGLE PARK, N.C. – October 13, 2022 – Charles & Colvard, Ltd. (Nasdaq: CTHR) (the “Company”), a globally recognized fine jewelry company specializing in lab grown gemstones, today announced the scheduled opening of a brick-and-mortar showroom for customers to be able to experience the sentiment of the brand in person.

Slated to open on Monday, October 24th, 2022 at the Company’s Morrisville, NC campus, the approximately 2,000 square foot Signature Showroom will give customers the ability to see and feel the difference of the company’s made, not mined™ fine jewelry artistry before purchasing it.

With a fusion of color and an integration of video technology built into the showroom’s backdrop, the Research Triangle-based location is designed to make an impression and immerse the consumer in the brand’s mission. Sr. Director of Sales & Merchandising, Hillary Watson explained, “We wanted to create a space that allowed our customers to understand both what we believe and what we make – and to experience the full range of fine jewelry that the brand has to offer, including engagement, bridal & anniversary and our newest fashion collections.”

The showroom’s energy has been crafted to provide an elevated experience where new launches (like Charles & Colvard’s Caydia® lab grown diamond men’s bands, COUTURE Collection, pavé series, and just-announced lab grown precious Color Collection) can be viewed alongside classic bridal staples and their iconic Signature Collection.

“We believe with more and more couples interested in the provenance of their jewelry and alternatives to mined gemstones, the need for a space to understand and experience them in person has arrived,” said Don O’Connell, President and CEO. “This isn’t just a place for customers to see our product firsthand. This is an opportunity to educate and share the beauty of above ground, responsibly made jewelry with anyone who is interested,” O’Connell concluded.

Staffed with a team of highly trained fine jewelry specialists, as well as in-house jewelers, the showroom will focus on engagement consultations and concierge services, and educating consumers on Charles & Colvard’s consciously crafted product. In the future, the Company plans to use the new space for local business to host both private and corporate events, employee appreciation shopping, as well as a venue to celebrate local likeminded and ethically sourced brands and help showcase the talent and energy of the Triangle area.

As the original creators of moissanite, Charles & Colvard has been an industry leader in the lab grown market for nearly 30 years. They’ve since evolved their portfolio to include lab grown diamonds and lab grown precious color gemstones, and have made a commitment to attain 100% use of recycled precious metals.

The new Signature Showroom is located at 170 Southport Drive, Morrisville, NC 27560. To learn more, visit https://www.charlesandcolvard.com/signatureshowroom or call 877-843-7370.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (Nasdaq: CTHR) believes fine jewelry can be accessible, beautiful and conscientious. Charles & Colvard is the original creator of lab grown moissanite, a rare gemstone formed from silicon carbide. The Company brings revolutionary gemstones and jewelry to market through its pinnacle Forever OneTM moissanite brand and its premium Caydia® lab grown diamond brand. Consumers seek Charles & Colvard fashion, bridal and fine jewelry because of its exceptional quality, incredible value and shared beliefs in environmental and social responsibility. Charles & Colvard was founded in 1995 and is based in North Carolina's Research Triangle Park. For more information, please visit https://www.charlesandcolvard.com.

Forward-Looking Statements

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and reflects the Company’s judgement and expectations as of the date of this press release.  These forward-looking statements are subject to a number of risks and uncertainties, some of which cannot be predicted or quantified and are beyond the Company’s control, including, but not limited to, (1) our business and our results of operations could be materially adversely affected as a result of general economic and market conditions; (2) our future financial performance depends upon increased consumer acceptance, growth of sales of our products, and operational execution of our strategic initiatives; (3) the effects of COVID-19 and other potential future public health crises, epidemics, pandemics or similar events on our business, operating results, and cash flows are uncertain; (4) we face intense competition in the worldwide gemstone and jewelry industry; and (5) our current customers may potentially perceive us as a competitor in the finished jewelry business, in addition to the risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. Future developments and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the forward-looking information will prove to be accurate. The Company undertakes no obligation to update or revise such forward-looking statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that the Company makes in the reports that it files with the SEC that discuss other factors relevant to our business. Statements in this press release expressing expectations regarding the Company’s future, projections, plans, and objectives relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995.

Contacts:

Clint J. Pete, Chief Financial Officer, 919-468-0399, ir@charlesandcolvard.com

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